                                                                    EXHIBIT 99.1

(ANNUITY & LIFE RE LOGO)                                        Cumberland House
                                                               1 Victoria Street
                                                                  Hamilton HM 11
                                                                  P.O. Box HM 98
                                                                  Hamilton HM AX
                                                                         Bermuda
                                                                  (441) 296-7667
                                                              fax (441) 296-7665

FOR IMMEDIATE RELEASE

CONTACT:  Jay Burke
          Annuity & Life Re (Holdings), Ltd.
          441-296-7667

ANNUITY & LIFE RE JUNE 30, 2003 EARNINGS REPORT

Hamilton, Bermuda, August 14, 2003, 6:30 p.m. ET - Annuity and Life Re (Holdings), Ltd. (NYSE: ANR) today reported financial results for the three month period ended June 30, 2003. The Company reported a net loss of $(68,716,440) or $(2.66) per fully diluted share for the three month period ended June 30, 2003 as compared to a net loss of $(20,293,998) or $(0.79) per fully diluted share for the three month period ended June 30, 2002. The loss in the second quarter of 2003 was primarily the result of losses associated with recaptures and terminations of life and annuity reinsurance agreements and adverse claims experience under the Company's life and annuity reinsurance agreements.

Net realized investment gains for the three month period ended June 30, 2003 were $4,896,176 or $0.19 per fully diluted share as compared with net realized investment gains of $1,837,672 or $0.07 per fully diluted share for the three month period ended June 30, 2002. The increase in net realized investment gains during the three months ended June 30, 2003 is attributable to the strong credit quality of the Company's portfolio and low interest rates.

Jay Burke, Chief Executive Officer and Chief Financial Officer of the Company, commented,

"While we expect one or two more companies to recapture their agreements with us in the third quarter, the downsizing of the Company through the recapture and termination of life and annuity reinsurance agreements is essentially complete. During the second quarter, we were able to successfully negotiate the termination of our largest guaranteed minimum death benefit contract, which eliminated a drain on our earnings. With our downsizing essentially completed, we are now shifting our focus toward the future.

"On August 5, 2003, we were notified by XL Life Ltd that it intends to recapture its 50% quota share reinsurance contract with us. This caused us to expense approximately $21 million of deferred acquisition costs associated with that contract. We continue to discuss a comprehensive termination and settlement of all of our reinsurance relationships with XL Life and its affiliates.

"We made further progress in reducing our unsecured letter of credit facility at Citibank. Its exposure is now $29 million compared to $89 million in the summer of 2002 when we first agreed to reduce or eliminate its exposure. While we were not able to collateralize the credit facility by June 30, 2003, Citibank continues to work with us. We expect further reductions to occur in the coming quarters.

"We have also made significant progress in reducing future operating expenses. We have reduced our staffing levels by 40%, and are now turning our efforts toward normalizing our costs associated with outside professional services.

"We have completed an analysis of our remaining book of business, including anticipated third quarter recaptures. After repositioning the investment portfolio through the second half of 2003 we expect to see a small profit in 2004. With respect to the annuity business, which now consists of four accounts, while we expect a slight profit, results from this segment have historically been volatile.

"Overall, while we still face certain challenges, we have made great strides toward stabilizing the Company and bringing our operating costs in line with the Company's expected premium volume."

During the second quarter of 2003, the Company negotiated the recapture and termination of several life reinsurance agreements, an annuity reinsurance agreement and its largest guaranteed minimum death benefit reinsurance agreement. As noted above, the Company was recently notified by XL Life that it intends to recapture its 50% quota share reinsurance contract. In connection with all these recaptures and terminations, the Company incurred losses of approximately $(55,000,000), resulting from the write down of deferred acquisition costs and cash payments made to cedents net of reserve releases associated with the recaptures and terminations.

The net loss for the three months ended June 30, 2003 was also affected by adverse claims experience under the Company's life and annuity reinsurance agreements, contributing losses of $(11,400,000). Approximately $(8,500,000) of the loss was related to life and annuity contracts that were recaptured in the second quarter.

A reduction in investment income and losses on embedded derivatives also contributed to the Company's net loss for three months ended June 30, 2003.

Unrealized gains on the Company's investments were $2,641,227 as of June 30, 2003 compared to $6,162,525 at December 31, 2002. The Company's investment portfolio currently maintains an average credit quality of AA+. Cash used by operations for the six month period ended June 30, 2003 was $86,149,537, compared to cash provided by operations of $18,395,545 for the comparable period ending June 30, 2002. At June 30, 2003, virtually all of the Company's invested assets were pledged as collateral for the benefit of its U.S. based clients and letter of credit providers. Book value per share at June 30, 2003 was $5.52 compared to $10.28 at December 31, 2002. Tangible book value, which is book value excluding deferred acquisition costs was $1.44 per share at June 30, 2003.

LIFE SEGMENT RESULTS

Life segment loss for the three month period ended June 30, 2003 was $(39,338,329), as compared with segment income of $6,451,436 for the comparable prior period of 2002. The significant segment loss in the second quarter of 2003 is primarily due to a loss of approximately $(28,310,000) relating to the recaptures of life reinsurance agreements by the Company's cedents, reflecting the write down of deferred acquisition costs and cash payments made to cedents net of reserve releases. Approximately $21,000,000 of this amount relates to the anticipated recapture of the 50% quota share reinsurance agreement with XL Life.

Adverse mortality experience continued into the second quarter and losses of $(8,480,000) were incurred on the Company's life reinsurance agreements. Reinsurance agreements that have now been recaptured were responsible for approximately $(6,200,000) of this loss.

Reduced investment income also contributed to the Company's net loss for three months ended June 30, 2003. This reduced investment income is the result of a lower yields and a lower level of invested assets resulting from recaptures. The Company decided to maintain a high quality portfolio with a large cash position for the first six months of 2003 to maximize the Company's ability to meet collateral requirements of its cedents and letter of credit providers and reduce financial market risk. The Company plans to reposition the portfolio in the second half of 2003.

ANNUITY SEGMENT RESULTS

Annuity segment loss was $(33,063,939) for the three month period ended June 30, 2003, as compared with a loss of $(29,790,379) for the three month period ended June 30, 2002, reflecting a $(20,400,000) loss related to the termination of the Company's largest guaranteed minimum death benefit reinsurance agreement, $(2,900,000) of losses on that agreement during the quarter, a loss of $(4,100,000) relating to the termination of another annuity reinsurance agreement and embedded derivative losses of $(1,700,000).

Conference Call Information

August 15, 2003, 9:00 a.m. Eastern Time
719-457-2692 or 800-310-1961, Code # 250023

The call will be available for replay for seven days following the conference call. The replay numbers are: 719-457-0820 or 888-203-1112, Code # 250023

Annuity and Life Re (Holdings), Ltd. provides annuity and life reinsurance to insurers through its wholly owned subsidiaries, Annuity and Life Reassurance, Ltd. and Annuity and Life Reassurance America, Inc.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management's views and assumptions; as a result, there can be no assurance that management's expectations will necessarily come to pass. The Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company's operations and financial condition and/or cause the Company's actual results of operations or financial condition to differ from those expressed or implied in the Company's forward-looking statements include, but are not necessarily limited to, the Company's ability to meet the obligations associated with the Company's current business and to fund the Company's continuing operations; the Company's ability to reduce or otherwise satisfy the Company's collateral obligations through novations, recaptures or otherwise; the outcome of pending legal proceedings involving the Company; the Company's ability to obtain acceptable financial ratings; the ability of the Company's cedents to manage successfully assets they hold on the Company's behalf; the Company's success in managing its investments; the Company's ability to maintain the listing of its common shares on the New York Stock Exchange; changes in mortality, morbidity and claims experience; the Company's ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company's ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government's response thereto; the Company's ability to attract and retain clients; the loss of a key executive; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company's products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as amended. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on the Company's behalf.

This press release and the attached financial statements are available in the "Press Releases" section of the Company's website at www.alre.bm/releases_2003.html. Certain financial information that has been made available to financial analysts, and which may be discussed on the conference call, is available in the "Financial Reports" section of the Company's website at www.alre.bm/reports.html.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 (U.S. DOLLARS)


                                                                 JUNE 30, 2003        DECEMBER 31, 2002
                                                                 -------------        -----------------
                                                                  (UNAUDITED)
ASSETS
Cash and cash equivalents                                       $   139,793,317        $   152,930,908
Fixed income investments at fair value (amortized cost of
  $82,117,597 and $146,487,903 at June 30, 2003 and
  December 31, 2002)                                                 85,064,792            153,415,429
Funds withheld at interest                                          845,456,798          1,427,093,380
Accrued investment income                                             1,080,806              2,141,338
Receivable for reinsurance ceded                                     90,396,049             93,669,173
Other reinsurance receivables                                         6,947,154             25,025,453
Deferred policy acquisition costs                                   108,570,393            187,913,648
Other assets                                                          1,429,685              2,508,858
                                                                ---------------        ---------------
    TOTAL ASSETS                                                $ 1,278,738,994        $ 2,044,698,187
                                                                ===============        ===============

LIABILITIES

Reserves for future policy benefits                             $   235,720,387        $   269,619,809
Interest sensitive contracts liability                              815,685,167          1,443,143,080
Other reinsurance liabilities                                        71,046,391             51,139,164
Accounts payable and accrued expenses                                 9,565,313             12,459,423
                                                                ---------------        ---------------
    TOTAL LIABILITIES                                           $ 1,132,017,258        $ 1,776,361,476
                                                                ---------------        ---------------

STOCKHOLDERS' EQUITY

Preferred shares (par value $1.00; 50,000,000 shares
  authorized; no shares outstanding)                            $          --          $          --
Common shares (par value $1.00; 100,000,000 shares
  authorized; 26,579,228 and 26,106,328 shares outstanding
  at June 30, 2003 and December 31, 2002)                            26,579,228             26,106,328
Additional paid-in capital                                          334,887,270            335,334,932
Notes receivable from stock sales                                          --               (1,626,493)
Unamortized stock grant compensation                                 (2,318,844)            (2,514,693)
Stock warrants                                                        1,250,000                   --
Accumulated other comprehensive income                                2,641,227              6,162,525
(Deficit)                                                          (216,317,145)           (95,125,888)
                                                                ---------------        ---------------
    TOTAL STOCKHOLDERS' EQUITY                                  $   146,721,736        $   268,336,711
                                                                ---------------        ---------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 1,278,738,994        $ 2,044,698,187
                                                                ===============        ===============

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (UNAUDITED AND IN U.S. DOLLARS)


                                                        FOR THE THREE MONTHS ENDED JUNE 30,     FOR THE SIX MONTHS ENDED JUNE 30,
                                                        -----------------------------------     ---------------------------------
                                                               2003               2002               2003               2002
                                                          -------------      -------------      -------------      -------------
REVENUES

Net premiums                                              $  58,563,721      $  92,065,743      $ 119,929,634      $ 170,072,634
Investment income, net of related expenses                    5,734,738         26,366,669         13,893,427         50,956,459
Net realized investment gains                                 4,896,176          1,837,672          6,560,044          1,515,964
Net change in fair value of embedded derivatives             (1,717,537)        (6,566,805)        12,037,322         (4,976,707)
Surrender fees and other revenues                             3,002,778          6,161,207          4,393,025         10,057,332
                                                          -------------      -------------      -------------      -------------
TOTAL REVENUES                                            $  70,479,876      $ 119,864,486      $ 156,813,452      $ 227,625,682
                                                          -------------      -------------      -------------      -------------

BENEFITS AND EXPENSES

Claims and policy benefits                                $  84,425,206      $  74,443,139      $ 159,514,646      $ 133,258,745
Interest credited to interest sensitive products              4,217,542         20,948,167          9,089,301         38,870,513
Policy acquisition costs and other insurance expenses        44,631,210         40,571,869         97,132,274         56,207,987
Collateral costs                                                   --            1,053,037               --            2,348,741
Operating expenses                                            5,922,358          3,142,272         12,268,488          6,800,064
                                                          -------------      -------------      -------------      -------------

TOTAL BENEFITS AND EXPENSES                               $ 139,196,316      $ 140,158,484      $ 278,004,709      $ 237,486,050
                                                          -------------      -------------      -------------      -------------

NET (LOSS)                                                $ (68,716,440)     $ (20,293,998)     $(121,191,257)     $  (9,860,368)
                                                          =============      =============      =============      =============


NET (LOSS) PER COMMON SHARE

    Basic                                                 $       (2.66)     $       (0.79)     $       (4.69)     $       (0.38)

    Diluted                                               $       (2.66)     $       (0.79)     $       (4.69)     $       (0.38)

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                 SEGMENT RESULTS
                         (UNAUDITED AND IN U.S. DOLLARS)


                                             LIFE                  ANNUITY
THREE MONTHS ENDING JUNE 30, 2003         REINSURANCE            REINSURANCE             CORPORATE            CONSOLIDATED
                                        ---------------        ---------------        ---------------       ---------------
Revenues                                $    57,507,429        $     7,766,799        $     5,205,648       $    70,479,876
Benefits and expenses                        96,845,758             40,830,738              1,519,821           139,196,316
                                        ---------------        ---------------        ---------------       ---------------

Segment (Loss) Income                   $   (39,338,329)       $   (33,063,939)       $     3,685,827       $   (68,716,440)
                                        ===============        ===============        ===============       ===============

Total Assets                            $   396,766,778        $   849,885,167        $    32,087,049       $ 1,278,738,994
                                        ===============        ===============        ===============       ===============

Fully Diluted Earnings per Share        $         (1.59)       $         (1.31)       $          0.24       $         (2.66)
                                        ===============        ===============        ===============       ===============

Book Value per share                                                                                        $          5.52
                                                                                                            ===============

THREE MONTHS ENDING JUNE 30, 2002

Revenues                                $    94,465,177        $    21,395,350        $     4,003,959       $   119,864,486
Benefits and expenses                        88,013,741             51,185,729                959,014           140,158,484
                                        ---------------        ---------------        ---------------       ---------------

Segment Income (Loss)                   $     6,451,436        $   (29,790,379)       $     3,044,945       $   (20,293,998)
                                        ===============        ===============        ===============       ===============

Total Assets                            $   605,018,193        $ 1,553,294,479        $   137,994,918       $ 2,296,307,590
                                        ===============        ===============        ===============       ===============

Fully Diluted Earnings per Share        $          0.26        $         (1.16)       $          0.11       $         (0.79)
                                        ===============        ===============        ===============       ===============


Book Value per share                                                                                        $         15.14
                                                                                                            ===============


SIX MONTHS ENDING JUNE 30, 2003

Revenues                                $   117,677,416        $    31,869,930        $     7,266,106       $   156,813,452
Benefits and expenses                       202,161,913             72,804,345              3,038,452           278,004,709
                                        ---------------        ---------------        ---------------       ---------------

Segment (Loss) Income                   $   (84,484,497)       $   (40,934,415)       $     4,227,655       $  (121,191,257)
                                        ===============        ===============        ===============       ===============

Fully Diluted Earnings per Share        $         (3.34)       $         (1.62)       $          0.26       $         (4.69)
                                        ===============        ===============        ===============       ===============

Book Value per share                                                                                        $          5.52
                                                                                                            ===============

SIX MONTHS ENDING JUNE 30, 2002

Revenues                                $   173,611,221        $    48,311,104        $     5,703,357       $   227,625,682
Benefits and expenses                       159,970,569             75,183,152              2,332,329           237,486,050
                                        ---------------        ---------------        ---------------       ---------------

Segment Income (Loss)                   $    13,640,652        $   (26,872,048)       $     3,371,028       $    (9,860,368)
                                        ===============        ===============        ===============       ===============

Fully Diluted Earnings per Share        $          0.54        $         (1.04)       $          0.12       $         (0.38)
                                        ===============        ===============        ===============       ===============

Book Value per share                                                                                        $         15.14
                                                                                                            ===============